Exhibit (g)(1)
                                                                  --------------


                         INVESTMENT ADVISORY AGREEMENT

                  This AGREEMENT, dated April 25, 2003, is by and between Advantage Advisers Multi-Sector Fund I, a Delaware business trust (the "Fund"), and Advantage Advisers, L.L.C., a Delaware limited liability company (the "Investment Adviser").

                  WHEREAS, the Investment Adviser has agreed to furnish investment advisory services to the Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, this agreement has been approved in accordance with the provisions of the 1940 Act and the Investment Adviser is willing to provide such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                  Section 1. General. The Investment Adviser agrees, all as fully set forth herein, to act as investment adviser to the Fund with respect to the investment of the Fund's assets and to supervise and arrange for the day-to-day operations of the Fund and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

                  Section 2. Duties and Obligations of the Investment Adviser with Respect to Investment of Assets of the Fund. Subject to the succeeding provisions of this Section 2 and subject to the direction and control of the Fund's Board of Trustees, the Investment Adviser shall:

                        (a) act as investment adviser for, and supervise and manage the investment and reinvestment of, the Fund's assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund consistent with the investment objective, policies and restrictions of the Fund, subject to the overall supervision of the Board of Trustees;

                        (b) supervise continuously the investment program of the Fund and the composition of its investment portfolio and, in connection therewith, identify, make arrangements for and retain portfolio managers or sub-advisers to assist in managing the Fund's assets and monitor adherence by the portfolio managers or sub-advisers to the investment strategies selected for use by the Fund;

                        (c) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; and

                        (d) provide, or arrange to have provided, investment research to the Fund.

                  Section 3. Duties and Obligations of Investment Adviser with Respect to the Administration of the Fund. To the extent not required to be provided by the Fund's administrator, the Investment Adviser agrees to furnish, or have furnished, office facilities and certain support and administrative services and personnel as necessary to operate the Fund as follows:

                        (a) overseeing the determination and publication of the Fund's net asset value in accordance with the Fund's policy with respect thereto as adopted from time to time by the Board of Trustees;

                        (b) overseeing the maintenance by the Fund's custodian and transfer agent and dividend disbursing agent of certain books and records of the Fund as required under Rule 31a-1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees) such other books and records required by law or for the proper operation of the Fund;

                        (c) overseeing the preparation and filing of the Fund's federal, state and local income tax returns and any other required tax returns;

                        (d) reviewing the appropriateness of and arranging for payment of the Trust's expenses;

                        (e) preparing, or arranging to have prepared, for review and approval by officers of the Fund, financial information for the Fund's semi-annual and annual reports to shareholders, proxy statements (if any) and other communications with shareholders, and arranging for the printing and dissemination of such reports and other communications to shareholders;

                        (f) preparing, or arranging to have prepared, for review by officers of the Fund semi-annual and annual financial reports for the fund required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and such other reports, forms and filings to or with the SEC as may be required by the 1940 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Investment Advisers Act of 1940, as amended (the "Advisers Act");

                        (g) preparing reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's custodian, transfer agent, custodian, dividend paying agent, counsel or auditors;

                        (h) making such reports and recommendations to the Board of Trustees concerning the performance of the independent accountants as the Board of Trustees may reasonably request or deem appropriate;

                        (i) making such reports and recommendations to the Board of Trustees concerning the performance and fees of the Fund's custodian and transfer agent and dividend disbursing agent as the Board of Trustees may reasonably request or deem appropriate;

                        (j) overseeing and reviewing calculations of fees paid to the Fund's service providers;

                        (k) overseeing the Fund's portfolio and performing necessary calculations as required under Section 18 of the 1940 Act;

                        (l) consulting with the Fund's officers, independent accountants, legal counsel, custodian, accounting agent, transfer agent and dividend disbursing agent in establishing the accounting policies of the Fund and monitoring financial and shareholder accounting services;

                        (m) implementing the Fund's share repurchase program as authorized by the Board of Trustees and as provided in the Fund's registration statement as filed with the SEC on Form N-2 (the "Registration Statement"), as the same may be amended from time to time;

                        (n) implementing the Fund's plan to sell additional shares on a continuous or periodic basis in accordance with the Registration Statement;

                        (o) assisting in the determination of amounts available for distribution as dividends and distributions to be paid by the Fund's shareholders; preparing and arranging for the printing of dividend notices to shareholders; and providing the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

                        (p) preparing such information and reports as may be required by any banks from which the Fund borrows funds;

                        (q) providing such assistance to the Fund's custodian, counsel and auditors as generally may be required to properly carry on the business and operations of the Fund;

                        (r) assisting in the preparation and filing of Forms 3, 4, and 5 pursuant to Section 16 of the Exchange Act and Section 30(h) of the 1940 Act for the officers and trustees of the Fund, such filings to be based on information provided to the Investment Adviser by those persons;

                        (s) responding to, or referring to the Fund's officers or transfer agent, shareholder (including any potential shareholder) inquiries relating to the Fund; and

                        (t) supervising any other aspects of the Fund's administration as may be agreed to by the Fund and the Investment Adviser.

                  All services are to be furnished through the medium of any managers, members, officers or employees of the Investment Adviser or any affiliate of the foregoing as the Investment Adviser deems appropriate in order to fulfill its obligations hereunder.

                  The Fund will reimburse the Investment Adviser or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 3.

                  Section 4. Covenants. In the performance of its duties under this Agreement, the Investment Adviser shall at all times:


                        (a) Conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Advisers Act, and all applicable Rules and Regulations of the SEC; (ii) any other applicable provisions of law; (iii) the provisions of the Amended and Restated Agreement and Declaration of Trust and By-laws of the Fund, as such documents may be amended from time to time; (iv) the investment strategy and investment policies of the Fund as set forth in the Registration Statement; and (v) any policies and determinations of the Board of Trustees of the Fund.

                        (b) Without limiting the generality of paragraph (a) hereof, sub-contract investment advisory services with respect to the Fund to one or more sub-advisers pursuant to one or more sub-investment advisory agreements agreeable to the Fund and approved in accordance with the provisions of the 1940 Act.

                        (c) Without limiting the generality of paragraph (a) hereof, the Investment Adviser shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it determines are appropriate; to select and place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Investment Adviser will seek to obtain the best price and execution, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected with unaffiliated brokers, the firm's risk in positioning a block of securities. Consistent with this principle, the Investment Adviser may place brokerage orders with brokers (including affiliates of the Fund) that provide supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnish analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Investment Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Investment Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Investment Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In addition, the Investment Adviser is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Adviser); provided that the Investment Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's securities be purchased from or sold to the Investment Adviser, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law.

                        (d) Will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Investment Adviser makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of its affiliates.

                        (e) Will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and pertaining to the Fund's prior, current or potential shareholders with respect to their investment in the Fund, in a manner consistent with the Privacy Notification Policy of the Fund set forth in the Registration Statement (as amended or supplemented from time to time) and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                  Section 5. Services Not Exclusive. Nothing in this Agreement shall prevent the Investment Adviser or any member, manager, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Investment Adviser or any of its members, manager, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Investment Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                  Section 6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  Section 7. Agency Cross Transactions. From time to time, the Investment Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Investment Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Investment Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Investment Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Investment Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Investment Adviser's part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Investment Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Fund authorizes the Investment Adviser or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Investment Adviser.

                  Section 8. Expenses. During the term of this Agreement, the Investment Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Investment Adviser.

                  Section 9. Compensation of the Investment Adviser.

                        (a) As compensation for management services and for services furnished by, or arranged to be furnished by, the Investment Adviser (or, in the case of administrative services, an affiliate of the Investment Adviser), the Fund agrees to pay to the Investment Adviser a management fee (the "Management Fee") computed at the annual rate of 1.25% of the Fund's daily net assets. The Management Fee will be due and payable in arrears within five business days after the end of each month. For purposes of this Agreement, net assets of the Fund shall be calculated pursuant to the procedures adopted by the Board of Trustees of the Fund for calculating the value of the Fund's assets or delegating such calculations to third parties.

                        (b) As further compensation for management services provided by the Investment Adviser, subject to the proviso in the last sentence of this paragraph (b) and paragraph (c) below and to the requirements of the 1940 Act and the Advisers Act, the Fund agrees to pay to the Investment Adviser an incentive fee (an "Incentive Fee") in an amount equal to 20% of each Separate Investment Account's net profit ("Net Profit") for any Fiscal Period, which, with respect to any Fiscal Period, shall be an amount equal to such Separate Investment Account's realized and unrealized gains and investment income net of realized and unrealized depreciation, investment loss and allocated expenses (allocated in accordance with the Registration Statement). Incentive Fees will be determined as of the last day of a Fiscal Period and will be paid promptly thereafter from the assets of such Separate Investment Account to which the Incentive Fee is attributable; provided that, in the event that an Incentive Fee is payable with respect to a Fiscal Period that is not the Fund's fiscal year end, only that portion of the Incentive Fee that is attributable to the Net Profit of the portion of the Separate Investment Account's assets reduced by the Fund to fund shareholder repurchase requests (as set forth in the Registration Statement) will be paid to the Investment Adviser for such fiscal period.

                        (c) No Incentive Fee with respect to a Separate Investment Account will be payable for any Fiscal Period unless the positive balance in such Separate Investment Account's cumulative loss account from prior Fiscal Periods (if any) has been reduced to zero by such Separate Investment Account's cumulative Net Profit. Upon the commencement of the Fund's operations, a cumulative loss account will be established for each Separate Investment Account which will be credited with the dollar amount of that Separate Investment Account's Cumulative Loss on a daily basis. If the assets of a Separate Investment Account are reduced by the Fund at the close of a Fiscal Period when such Separate Investment Account's cumulative loss account has a positive balance, the amount of such Separate Investment Account's cumulative loss account will be reduced (but not below zero) in proportion to the reduction in assets from such Separate Investment Account.

                        (d) For purposes of this Agreement,

                              (i) "Cumulative Loss" shall mean the cumulative amount (for all Fiscal Periods) of a Separate Investment Account's realized and unrealized depreciation, investment loss and allocated expenses net of the Separate Investment Account's cumulative Net Profit;

                              (ii) a "Separate Investment Account" shall mean an account established by the Fund pursuant to which a portion of the Fund's assets will be allocated in order to pursue the Fund's investment strategy, all as further set forth in the Registration Statement; and

                              (iii) a "Fiscal Period" shall mean each
          twelve-month period ending on the Fund's fiscal year end; provided that whenever the assets of a Separate Investment Account are reduced as a result of the Fund's share repurchases, the period of time from the last fiscal period-end through that date shall constitute a fiscal period.

                        (e) Special Provision with Respect to Certain Terminations. Notwithstanding the foregoing paragraph (b), in the event that any Separate Investment Account's then current Portfolio Manager or group of associated Portfolio Managers is terminated as Portfolio Manager of a Separate Investment Account (whether pursuant to the termination of this Agreement or the termination of any such Portfolio Manager or group of associated Portfolio Managers in accordance with the Registration Statement) at a time when such Separate Investment Account has a net profit, the Fund will be required to pay an Incentive Fee to the Investment Adviser with respect to such Separate Investment Account calculated in a manner as if such termination date were the last day of a Fiscal Period ending concurrently with the Fund's fiscal year end.

                  Section 10. Indemnity.

                        (a) The Fund hereby agrees to indemnify the Investment Adviser, and each of the Investment Adviser's members, managers, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Investment Adviser's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Fund.

                        (b) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                        (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

                  The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

                  Section 11.       Limitation on Liability.

                        (a) The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by Investment Adviser or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

                        (b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.4 of Article V of the Amended and Restated Agreement and Declaration of Trust of the Fund, this Agreement is executed by the Trustees and/or officers of the Fund, not individually but as such Trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the estate of the Fund.

                  Section 12. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months; provided that such continuance is specifically approved at least annually by both (a) the vote of a majority of the Fund's Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon giving the Investment Adviser 60 days' written notice (which notice may be waived by the Investment Adviser); provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Investment Adviser on 60 days' written notice (which notice may be waived by the Fund). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the meanings provided such terms in the 1940 Act and the rules thereunder.)

                  Section 13. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

                  Section 14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

                  Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

                  Section 16. Use of the name Advantage Advisers. The Investment Adviser has consented to the use by the Fund of the name or identifying words "Advantage Advisers" in the name of the Fund. Such consent is conditioned upon the employment of the Investment Adviser as the investment adviser to the Fund. The name or identifying words "Advantage Advisers" may be used from time to time in other connections and for other purposes by the Investment Adviser and any of its affiliates. The Investment Adviser may require the Fund to cease using "Advantage Advisers" in the name of the Fund if the Fund ceases to employ, for any reason, the Investment Adviser, any successor thereto or any affiliate thereof as investment adviser of the Fund.

                  Section 17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

                  Section 18. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


                                    ADVANTAGE ADVISERS MULTI-SECTOR FUND I


                                    By:  /s/ Howard M. Singer
                                         ---------------------------------------
                                         Name:  Howard M. Singer
                                         Title: Chairman



                                    ADVANTAGE ADVISERS, L.L.C.


                                    By:  /s/ Howard M. Singer
                                         ---------------------------------------
                                         Name:  Howard M. Singer
                                         Title: Managing Director